                                    C2, INC.

                            EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth the Registrant's corporate subsidiaries at December 31, 2002 and their states of incorporation. These subsidiaries do business under their own corporate names and are included in the Consolidated Financial Statements.

                                                          C2, INC. OWNERSHIP
                                      JURISDICTION OF    -------------------
             NAME                      INCORPORATION     DIRECT     INDIRECT
----------------------------------    ---------------    ------     --------
Dedicated Facility Solutions, LLC        Delaware                     100%
TLC Holdings, Inc.                       Wisconsin        100%
Total Logistic Control, LLC              Delaware          99%          1%
Zero Zone, Inc.                          Wisconsin        100%
Zero Zone Refrigeration, Inc.            Minnesota                    100%

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